Exhibit 99.1

Pegasystems Announces Financial Results for First Quarter of 2014

GAAP License Revenue increases 22% in the First Quarter of 2014;

Q1’14 GAAP EPS of $0.12; Q1’14 Non-GAAP EPS of $0.20 increases 18% over Q1’13

CAMBRIDGE, Mass. – May 6, 2014 – Pegasystems Inc. (NASDAQ: PEGA), the software company powering the digital enterprise with Better Business Software®, today announced results for its first quarter ended March 31, 2014.

“Pegasystems kicked off 2014 with a strong first quarter,” said Alan Trefler, Founder and CEO of Pegasystems. “With license revenue growing at 22% on a year-over-year basis, it is clear that the Pega 7 Build for Change® platform is continuing to gain adoption as our clients realize the value of improved customer engagements, simplified processes, and the ability to adapt and change their businesses to meet the needs of today’s dynamic and challenging business world.”

Mr. Trefler continued, “Throughout the world and across business sectors, our clients are utilizing Pega for both tactical and transformative engagements. With continued accolades from many leading industry analysts reinforcing what our clients already know about the strength of Pega solutions, we are thrilled to invite our clients, partners, and investors to join us at PegaWORLD 2014, June 8-10 in Washington, D.C., to learn more from this vibrant and active community about how they are addressing business challenges by transforming into digital enterprises that are better able to adapt and respond to change.”

SELECTED GAAP & NON-GAAP RESULTS (1)

	Three Months Ended March 31,				% Increase
	2014	2014	2013	2013
($ in ‘000s)	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP
Total Revenue	$140,464	$142,223	$116,246	$116,246	21%	22%

License Revenue	$52,614	$53,136	$43,209	$43,209	22%	23%

Net Income	$9,765	$15,706	$9,069	$12,893	8%	22%

Diluted Earnings per share (2)	$0.12	$0.20	$0.12	$0.17	0%	18%
(1) See a reconciliation of our GAAP to Non-GAAP measures contained in the financial schedules at the end of this release.
(2) The number of common shares and per share amounts have been retroactively restated for all prior periods to reflect the Company’s two-for-one common stock split effected in the form of a common stock dividend distributed on April 1, 2014.

Cash: Total cash, cash equivalents, and marketable securities at the end of the quarter was $221 million, up 41% from 2013 year-end.

Cash generated from operations for the quarter was $72.9 million, an increase of 10% on a year-over-year basis. Free Cash Flow, which we define as operating cash flow less Cap Ex, was $71.6 million, an increase of 10% on a year-over-year basis.

License Backlog: The Company computes license backlog by adding billed deferred license and cloud revenue and off-balance sheet license and cloud commitments, which is business that is contracted, unbilled and not recorded on the Company’s balance sheet.

Total billed deferred license and cloud revenue on the balance sheet as of March 31, 2014 was $62.7 million, an increase of 98% on a year-over-year basis. Off-balance sheet license and cloud commitments as of March 31, 2014 totaled $270.2 million, an increase of 7% on a year-over-year basis.

“With strong revenue and EPS performance and growth in year-over-year license backlog, we are executing well against our plan for 2014. Our Insurance vertical led the way in Q1, and we had a particularly strong quarter in Europe,” said Rafe Brown, Pegasystems CFO. “Our client momentum is encouraging as we look forward to the remainder of the year. We are also pleased to have recently been recognized by Forbes Magazine as one of ‘America’s Most Trustworthy Companies,’ adding to the recent accolades we have received in numerous industry analyst reports.”

Quarterly Conference Call

Pegasystems will host a conference call and live Webcast associated with this announcement at 6:00 p.m. EDT today. A live audio webcast of the conference call, together with detailed financial information, can be accessed through the Company’s Web site at www.pega.com/about-us/investors. Dial-in information is as follows: 1 (877) 348-9349 (domestic) or 1 (678) 809-1046 (international). To listen to the Webcast log onto www.pega.com at least 5 minutes prior to the event’s broadcast and click on the Webcast icon in the Investors section. A replay of the call will also be available on www.pega.com in the Investors section Audio Archives link.

Discussion of Non-GAAP Financial Measures:

To supplement financial results presented in accordance with Generally Accepted Accounting Principles in the U.S. (“GAAP”), the Company provides non-GAAP measures, including in this release. Pegasystems’ management utilizes a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions, and for forecasting and planning for future periods. The Company’s annual financial plan is prepared both on a GAAP and non-GAAP basis, and both are approved by our board of directors. In addition and as a consequence of the importance of these measures in managing the business, the Company uses non-GAAP measures and financial performance results in the evaluation process to establish management’s compensation.

The non-GAAP measures exclude the effects of certain business combination accounting entries, stock-based compensation expense, amortization of acquired intangibles, acquisition-related costs, and restructuring costs. The Company believes that these Non-GAAP measures are helpful in understanding its past financial performance and its anticipated future results. These non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of the Company’s GAAP to non-GAAP measures is included in the financial schedules at the end of this release.

Forward-Looking Statements

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995: Certain statements contained in this press release may be construed as “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “project,” “expect,” “plan,” “intend,” “believe,” “estimate,” “should,” “target,” “forecast,” “could,” “preliminary,” “guidance” and similar expressions, among others, identify forward-looking statements, which speak only as of the date the statement was made. These statements are based on current expectations and assumptions and involve various risks and uncertainties, which could cause the Company’s actual results to differ from those expressed in such forward-looking statements. These risks and uncertainties include, among others, variation in demand for our products and services and the difficulty in predicting the completion of product acceptance and other factors affecting the timing of our license revenue recognition, the ongoing consolidation in the financial services and healthcare markets, reliance on third party relationships, the potential loss of vendor specific objective evidence for our professional services, the financial impact of the Antenna acquisition, and management of the Company’s growth. Further information regarding these and other factors which could cause the Company’s actual results to differ materially from any forward-looking statements contained in this press release is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and other recent filings with the Securities and Exchange Commission. These documents are available on the Company’s website at www.pega.com/about-us/investors/sec-filings. The forward-looking statements contained in this press release represent the Company’s views as of May 6, 2014. Investors are cautioned not to place undue reliance on such forward-looking statements and there are no assurances that the matters contained in such statements will be achieved. Although subsequent events may cause the Company’s view to change, the Company does not undertake and specifically disclaims any obligation to publicly update or revise these forward-looking statements whether as the result of new information, future events or otherwise. The statements should therefore not be relied upon as representing the Company’s view as of any date subsequent to May 6, 2014.

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About Pegasystems

Pegasystems Build for Change® Platform is the heart of Better Business Software®. It delivers business agility and empowers leading organizations to rapidly close execution gaps and seize new opportunities. Pegasystems leverages its recognized leadership in Business Process Management (BPM), Multi-Channel Customer Relationship Management (CRM), Business Rules, and Adaptive Analytics to uniquely give its clients the power to engage customers, simplify operations and Build For Change®. For more information, please visit us at www.pega.com.

Investor Contact:	Press Contact:

Sheila Ennis	Brian Callahan
ICR for Pegasystems	Pegasystems Inc.
sheila.ennis@icrinc.com	brian.callahan@pega.com
617-866-6077	617-866-6364
Twitter: @pega

All trademarks are the property of their respective owners.

Pegasystems Inc.

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2014	2013
Revenue:
Software license	$52,614	$43,209
Maintenance	44,881	36,322
Services	42,969	36,715

Total revenue	140,464	116,246

Cost of revenue:
Software license	1,579	1,583
Maintenance	4,664	3,735
Services	39,670	32,335

Total cost of revenue (1)	45,913	37,653

Gross profit	94,551	78,593

Operating expenses:
Selling and marketing	45,807	39,270
Research and development	24,609	19,576
General and administrative	9,302	6,796
Acquisition-related costs	206	-

Total operating expenses (1)	79,924	65,642

Income from operations	14,627	12,951
Foreign currency transaction gain (loss)	322	(1,890)
Interest income, net	124	118
Other (expense), income net	(532)	839

Income before provision for income taxes	14,541	12,018
Provision for income taxes	4,776	2,949

Net income	$9,765	$9,069

Earnings per share (2):
Basic	$0.13	$0.12

Diluted	$0.12	$0.12

Weighted-average number of common shares outstanding (2):
Basic	76,298	75,894
Diluted	78,661	77,576

Dividends declared per share (2)	$0.015	$0.015

(1) Includes stock-based compensation as follows:
Cost of revenue	$1,011	$1,173
Operating expenses	$2,284	$2,259

(2) The number of common shares and per share amounts have been retroactively restated for all prior periods to reflect the Company’s two-for-one common stock split effected in the form of a common stock dividend distributed on April 1, 2014

PEGASYSTEMS INC.

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)

($ in thousands, except per share data)

	Three Months Ended December 31,						% Increase (Decrease)
	2014 GAAP	Adj.	2014 Non-GAAP	2013 GAAP	Adj.	2013 Non-GAAP	GAAP		Non-GAAP

TOTAL REVENUE	$140,464	$1,759	$142,223	$116,246	$-	$116,246	21%		22%
Software license (2)	52,614	522	53,136	43,209	-	43,209	22%		23%
Maintenance (3)	44,881	222	45,103	36,322	-	36,322	24%		24%
Services (4)	42,969	1,015	43,984	36,715	-	36,715	17%		20%

TOTAL COST OF REVENUE	$45,913	$(2,851)	$43,062	$37,653	$(2,714)	$34,939	22%		23%
Amortization of intangible assets (5)	1,840	(1,840)	-	1,541	(1,541)	-
Stock-based compensation	1,011	(1,011)	-	1,173	(1,173)	-

GROSS MARGIN %	67%		70%	68%		70%	(30)	bp	(22) bp

TOTAL OPERATING EXPENSES	$79,924	$(4,406)	$75,518	$65,642	$(3,495)	$62,147	22%		22%
Amortization of intangible assets (5)	1,916	(1,916)	-	1,236	(1,236)	-
Stock-based compensation	2,284	(2,284)	-	2,259	(2,259)	-
Acquisition-related costs	206	(206)	-	-	-	-

INCOME FROM OPERATIONS	$14,627	$9,016	$23,643	$12,951	$6,209	$19,160	13%		23%

OPERATING MARGIN %	10%		17%	11%		16%	(73)	bp	14 bp

INCOME TAX EFFECTS (6)	$4,776	$3,075	$7,851	$2,949	$2,385	$5,334	62%		47%

NET INCOME	$9,765	$5,941	$15,706	$9,069	$3,824	$12,893	8%		22%

DILUTED EARNINGS PER SHARE (7)	$0.12	$0.08	$0.20	$0.12	$0.05	$0.17	0%		18%

DILUTED WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING (7)	78,661	-	78,661	77,576	-	77,576	1%		1%

(7) The number of common shares and per share amounts have been retroactively restated for all prior periods to reflect the Company’s two-for-one common stock split effected in the form of a common stock dividend distributed on April 1, 2014

PEGASYSTEMS INC.

FOOTNOTES FOR RECONCILIATON OF

SELECTED GAAP MEASURES TO NON-GAAP MEASURES

(1)	This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures see disclosure under Discussion of non-GAAP Measures included earlier in this release and below. Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:

Revenue: Business combination accounting rules require that we determine the fair value of the deferred revenue liability for contractual obligations assumed from Antenna. In post-acquisition reporting periods, we recognize revenue for the fair value of these contracts, when all the revenue recognition criteria are satisfied, instead of the revenue that would have been recognized by Antenna as an independent company. We add back the affect of the deferred revenue fair value adjustment in non-GAAP revenue to reflect the full amount of these revenues to provide a more complete comparison of the revenue guidance to peer companies.

Amortization of intangible assets: We have excluded the amortization expense of intangible assets from our non-GAAP operating expenses and net earnings measures. Amortization of intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of our acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of intangible assets will recur in future periods.

Stock-based compensation expenses: We have excluded stock-based compensation expense from our non-GAAP operating expenses and net earnings measures. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to the revenues earned during the periods presented and that it will contribute to the generation of future period revenues, we continue to evaluate our business performance excluding stock-based compensation expense.

Acquisition-related costs and restructuring costs: We have excluded the effect of acquisition-related costs and restructuring costs from our non-GAAP operating expenses and net earnings measures. We incurred direct and incremental costs associated with the Antenna acquisition. These acquisition-related costs were primarily professional fees to affect the acquisition. We have also incurred restructuring costs related to the integration of the acquisition, which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Restructuring costs consist primarily of lease exit costs. We believe it is useful for investors to understand the effects of these items on our total operating expenses.

(2)	As of March 31, 2014, approximately $1 million in estimated revenues related to assumed software license contracts will not be recognized in fiscal 2014 due to business combination accounting rules.

(3)	As of March 31, 2014, approximately $0.4 million in estimated revenues related to assumed software support contracts will not be recognized in fiscal 2014 due to business combination accounting rules.

(4)	As of March 31, 2014, approximately $0.7 million in estimated revenues related to assumed hosting and services contracts will not be recognized in fiscal 2014 due to business combination accounting rules.

(5)	Estimated future annual amortization expense related to intangible assets as of March 31, 2014 is as follows:

Fiscal 2014	$ 9,414
Fiscal 2015	11,336
Fiscal 2016	10,973
Fiscal 2017	9,512
Fiscal 2018 and thereafter	11,583
Total intangible assets subject to amortization	$ 52,818

(6)	The income tax effects were calculated using an effective GAAP tax rate of 32.8% and 24.5% in the first quarter of 2014 and 2013, respectively, and an effective non-GAAP tax rate of 33.3% and 29.3% in the first quarter of 2014 and 2013, respectively.

The differences between our GAAP and non-GAAP effective tax rates in 2014 and 2013 primarily relates to the impact of higher non-GAAP income subjected to tax in higher tax rate jurisdictions.

(7)	The number of common shares and per share amounts have been retroactively restated for all prior periods to reflect the Company’s two-for-one common stock split effected in the form of a common stock dividend distributed on April 1, 2014.

Pegasystems Inc.

Unaudited Condensed Consolidated Balance Sheets

	As of	As of
	March 31, 2014	December 31, 2013
	(in thousands)
Current Assets:
Cash and cash equivalents	$144,330	$80,231
Marketable securities	76,634	76,461

Total cash, cash equivalents, and marketable securities	220,964	156,692
Trade accounts receivable, net	108,651	165,628
Deferred income taxes	11,132	11,106
Income taxes receivable	4,795	4,708
Other current assets	8,537	9,148

Total current assets	354,079	347,282
Property and equipment, net	27,838	28,957
Long-term deferred income taxes	60,938	60,925
Other assets	3,169	2,526
Intangible assets, net	52,818	56,574
Goodwill	36,869	36,869

Total assets	$535,711	$533,133

Current liabilities:
Accounts payable	$4,799	$3,678
Accrued expenses	23,461	27,957
Accrued compensation and related expenses	25,682	44,399
Deferred revenue	134,077	110,882

Total current liabilities	188,019	186,916
Income taxes payable	21,431	21,392
Long-term deferred revenue	29,396	34,196
Other long-term liabilities	18,024	18,841

Total liabilities	256,870	261,345
Stockholders’ equity:	278,841	271,788

Total liabilities and stockholders’ equity	$535,711	$533,133

Pegasystems Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

	Three Months Ended
	March 31,
	2014	2013
	(in thousands)
Operating activities:
Net income	$9,765	$9,069
Adjustments to reconcile net income to cash provided by operating activities:
Excess tax benefit from equity awards and deferred income taxes	(927)	(669)
Depreciation, amortization, foreign currency transaction loss (gain), and other non-cash items	5,746	7,858
Stock-based compensation expense	3,295	3,432
Change in operating assets and liabilities, and other, net	54,979	46,356

Cash provided by operating activities	72,858	66,046

Cash used in investing activities	(2,630)	(13,224)

Cash used in financing activities	(6,587)	(4,127)

Effect of exchange rate changes on cash and cash equivalents	458	(2,489)

Net increase in cash and cash equivalents	64,099	46,206
Cash and cash equivalents, beginning of period	80,231	77,525

Cash and cash equivalents, end of period	$144,330	$123,731